UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 1, 2008 (June 30, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On July 1, 2008, Rite Aid Corporation ("Rite Aid") announced the terms of its offering of $470 million aggregate principal amount of 10.375% senior secured notes due 2016 (the “Notes”), pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

Rite Aid also announced that it has extended the expiration date for its tender offers and consent solicitations (the "Tender Offers") with respect to its 8.125% senior secured notes due 2010 (CUSIP 767754BFO) (the "2010 Notes"), its 9.25% senior notes due 2013 (CUSIP 767754BH6) (the "2013 Notes") and its 7.5% senior secured notes due 2015 (CUSIP 767754BK9) (the "2015 Notes" and, together with the 2010 Notes and the 2013 Notes, the "Tender Offer Notes").  The Tender Offers, which had been scheduled to expire on July 1, 2008 at midnight, New York City time, will now expire at 5:00 p.m., New York City time on July 8, 2008.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.

99.1           Press Release, dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 1, 2008.